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Exhibit 3.8a

CERTIFICATE OF CORRECTION

FILED TO CORRECT A CERTAIN ERROR IN
CERTIFICATE OF THE POWERS, DESIGNATIONS,
PREFERENCES AND RIGHTS OF THE
SERIES H VARIABLE RATE PREFERRED STOCK,
$.0001 PAR VALUE

OF

SIMON PROPERTY GROUP, INC.

FILED IN THE OFFICE OF
THE SECRETARY OF STATE OF DELAWARE
ON DECEMBER 12, 2003

        SIMON PROPERTY GROUP, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

        DOES HEREBY CERTIFY:

        1.     The name of the corporation is SIMON PROPERTY GROUP, INC. (the "Corporation").

        2.     That a Certificate of the Powers, Designations, Preferences and Rights for the Series H Variable Rate Preferred Stock of the Corporation (the "Designation Certificate") was filed by the Secretary of State of Delaware on December 12, 2003 and that said Designation Certificate requires correction as permitted by Section 103 of the General Corporation Law of the State of Delaware.

        3.     The inaccuracies or defects of the Designation Certificate to be corrected are as follows:

    a.
    Section 1 currently reads as follows:

      "SECTION 1. Designation and Number. The designation of the series of preferred stock of the Corporation created by this Certificate of Designation shall be "Series H Variable Rate Preferred Stock" (the "Series H Preferred Stock"). The authorized number of shares of Series H Preferred Stock shall be 453,000, with par value $.0001 per share."

        4.     The portion of the Designation Certificate in corrected form is as follows:

    a.
    Section 1 shall be deleted in its entirety and replaced by the following:

      "SECTION 2. Designation and Number. The designation of the series of preferred stock of the Corporation created by this Certificate of Designation shall be "Series H Variable Rate Preferred Stock" (the "Series H Preferred Stock"). The authorized number of shares of Series H Preferred Stock shall be 4,530,000, with par value $.0001 per share."

        IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by James M. Barkley, its Secretary, this 15th day of March, 2004.

SIMON PROPERTY GROUP, INC.
By:	/s/ JAMES M. BARKLEY James M. Barkley

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CERTIFICATE OF CORRECTION